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SOLICITED BY THE                                                  EXHIBIT (99)-2
BOARD OF DIRECTORS

                                     PROXY

                              C&L BANK OF BRISTOL

    The undersigned hereby constitutes and appoints            and             ,
or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of C&L Bank of Bristol ("Bank of Bristol") which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at Bank of Bristol, Highway 20 and
Baker Street, Bristol, Florida 32321,     a.m., local time, on         , 1999,
and at any adjournment or postponement thereof upon the proposal described in the Prospectus-Joint Proxy Statement and the notice of special meeting of
stockholders, both dated         , 1999, as follows:

    Proposal to approve and adopt the Share Exchange Agreement, dated as of February 25, 1999, by and among Bank of Bristol, C&L Banking Corporation, Bristol Acquisition Corporation, a Florida corporation and subsidiary of The Banc Corporation, a Delaware corporation (the "Corporation"), and the Corporation pursuant to which the holders of Bank of Bristol common stock will receive Corporation common stock, all as more fully described in the Prospectus-Joint Proxy Statement.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE.

    Please sign exactly as name appears on the related envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Dated: ---------------- , 1999

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature if held jointly

This Proxy is solicited by the Board of Directors of Bank of Bristol and may be revoked prior to its exercise.